Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The following tables present unaudited condensed consolidated financial information for each of Mechanics Bank (“Mechanics Bank”) and Mechanics Bancorp (formerly known as HomeStreet, Inc.) (the “Company”), as well as unaudited pro forma combined condensed consolidated financial information for Mechanics Bank and the Company reflecting the consummation of the merger (the “merger”), contemplated by the Agreement and Plan of Merger, dated as of March 28, 2025 (the “merger agreement”), by and among the Company, HomeStreet Bank, a Washington state-charted commercial bank and a wholly owned subsidiary of the Company (“HomeStreet Bank”), and Mechanics Bank, subject to the assumptions and pro forma adjustments described below and in the accompanying notes. The unaudited pro forma combined condensed consolidated balance sheet was prepared to give pro forma effect to the merger as if it had been consummated on June 30, 2025, and the unaudited pro forma combined condensed consolidated income statement was prepared to give pro forma effect to the merger as if it had been consummated on January 1, 2024.

The unaudited pro forma combined condensed consolidated financial information appearing below assumes that the merger is accounted for as a reverse acquisition using the acquisition method of accounting, pursuant to FASB Topic 805-10, Business Combinations, with the Company treated as the legal acquirer and Mechanics Bank treated as the accounting acquirer. In identifying Mechanics Bank as the acquiring entity for accounting purposes, the Company and Mechanics Bank took into account a number of factors, including the relative size of the Company and Mechanics Bank prior to the consummation of the merger and the relative voting rights of all equity instruments in the Company after the merger. No single factor was the sole determinant in the overall conclusion that Mechanics Bank is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion. Under the acquisition method of accounting, the assets and liabilities of the Company, as the accounting acquiree, will be recorded at their respective fair values as of the date the merger is completed.

The unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed consolidated financial information with materially relevant estimated adjustments. Certain reclassifications have been made to the historical financial statements of the Company to conform to the presentation in Mechanics Bank’s financial statements. Accordingly, the unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results that might have occurred had the merger taken place on June 30, 2025, for balance sheet purposes, and on January 1, 2024, for income statement purposes, and is not intended to be a projection of future results. Historical results for any prior period are not necessarily indicative of results to be expected in any future period, and historical results for the six months ended June 30, 2025 and the year ended December 31, 2024, are not necessarily indicative of results to be expected for 2025 or that may be achieved in the future. The determination of the final acquisition consideration and fair values of the Company’s assets and liabilities will be based on the actual net tangible and intangible assets of the Company as of the date of the merger. Consequently, amounts preliminarily allocated to the bargain purchase gain and identifiable intangibles could be significantly different from those allocations used in the unaudited pro forma combined condensed consolidated financial information presented below and could result in a material change in amortization of acquired intangible assets.

The unaudited pro forma combined condensed consolidated financial information includes nonrecurring estimated after-tax merger costs, including system conversion costs, advisement fees and employee related costs such as severance and change in control payments. These estimates are based on expected costs, including agreements with employees or other employee benefit plans. The pro forma costs do not include the benefits of expected cost savings or opportunities to earn additional revenue, as these are nonrecurring in nature and not factually supportable. Estimated merger costs are subject to change, and actual merger costs could differ from such estimates.

In addition, future results may differ materially from those reflected in the unaudited pro forma combined condensed consolidated financial information included herein. These differences may result from various factors, including but not limited to those discussed in the Risk Factors included on Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 2, 2025.

The unaudited pro forma combined condensed consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma combined condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial information and related adjustments required management of the Company and Mechanics Bank to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements;

•
the Company’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024;

•
the Company’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months and quarter ended June 30, 2025, included in the Company’s Quarterly Report on Form 10-Q for the six months and quarter ended June 30, 2025;

•
Mechanics Bank’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2024, as included in Exhibit 99.1 to the Company’s Amendment No. 1 to its Current Report on Form 8-K, filed with the SEC on September 25, 2025;

•
Mechanics Bank’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2025, as included in Exhibit 99.2 to the Company’s Amendment No. 1 to its Current Report on Form 8-K, filed with the SEC on September 25, 2025; and

•
other information pertaining to the Company and Mechanics Bank contained in or incorporated by reference into the Registration Statement on Form S-4, as amended (SEC File No. 333-288528) that was filed by the Company with the SEC and declared effective on July 16, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2025
(in thousands)

	Mechanics Bank Historical	Company Historical	Transaction Adjustments		Combined Pro Forma
ASSETS
Cash and cash equivalents	2,078,960	201,080	—		2,280,040
Total investment securities	3,953,649	1,030,981	(12)	(a)	4,984,618
Loans held for sale	415	48,783	—		49,198
Loans held for investment	9,239,834	5,933,139	(281,338)	(b)	14,891,635
Allowance for credit losses	(68,334)	(45,806)	(33,706)	(c)	(147,846)
Total loans held for investment, net	9,171,500	5,887,333	(315,044)		14,743,789
Mortgage servicing rights	—	100,493	5,837	(u)	106,330
Premises and equipment, net	114,715	44,348	(6,000)	(d)	153,063
Goodwill	843,305	—	—		843,305
Other intangible assets, net	33,309	6,184	110,240	(e)	149,733
Other assets	375,320	290,121	117,399	(f)	782,840
Total assets	16,571,173	7,609,323	(87,580)		24,092,916

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Noninterest-bearing	5,453,890	1,203,680	—		6,657,570
Interest-bearing	8,514,973	4,652,593	(73)	(g)	13,167,493
Total deposits	13,968,863	5,856,273	(73)		19,825,063
FHLB advances	—	1,040,000	5,449	(h)	1,045,449
Subordinated Debt	—	98,631	(28,187)	(i)	70,444
Other Borrowings	—	126,685	(21,180)	(i)	105,505
Accrued interest payable and other liabilities	185,693	84,753	92,201	(j)	362,647
Total Liabilities	14,154,556	7,206,342	48,210		21,409,108

SHAREHOLDERS’ EQUITY
Common Stock / APIC	2,122,374	234,026	31,776	(k)	2,388,176
Retained earnings	325,793	242,136	(240,747)	(k)	327,182
Accumulated other comprehensive loss	(31,550)	(73,181)	73,181	(k)	(31,550)
Total shareholders’ equity	2,416,617	402,981	(135,790)		2,683,808
Total liabilities and shareholders’ equity	16,571,173	7,609,323	(87,580)		24,092,916

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
INCOME STATEMENTS
FOR THE SIX MONTHS JUNE 30, 2025
(in thousands except share and per share data)

	Mechanics Bank Historical	Company Historical	Transaction Adjustments		Combined Pro Forma
Interest and dividend income:
Loans and leases	237,908	145,235	29,344	(l)	412,487
Investment securities	89,598	17,246	—		106,844
Other interest-earning assets	24,232	6,326	—		30,558
Total interest income	351,738	168,807	29,344		549,889
Interest expense:
Deposits	93,155	72,751	—		165,906
Borrowings	—	28,965	1,601	(m)	30,566
Total interest expense	93,155	101,716	1,601		196,472
Net interest income	258,583	67,091	27,743		353,417
Provision for credit losses	(4,026)	7,000	—		2,974
Net interest income after provision for credit losses	262,609	60,091	27,743		350,443
Noninterest income	34,606	27,236	—		61,842
Noninterest expense	176,718	96,859	11,344	(n)	284,921
Earnings (loss) before income taxes	120,497	(9,532)	16,399		127,364
Income tax expense (benefit)	34,221	(655)	4,592	(s)	38,158
Net earnings (loss)	86,276	(8,877)	11,807		89,206
Earnings (loss) per common share (1)
Basic	1,343.21	(0.47)			0.40
Diluted	1,342.84	(0.46)			0.40
Weighted average common shares
Basic	64,231	18,920,808	201,951,601	(t)	220,936,640
Diluted	64,249	19,163,904	201,951,601	(t)	221,179,754

(1)	See explanation of pro forma combined earnings per share amounts on the following page.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands except share and per share data)

	Mechanics Bank Historical	Company Historical	Transaction Adjustments		Combined Pro Forma
Interest and dividend income:
Loans and leases	528,514	346,691	62,636	(l)	937,841
Investment securities	131,810	39,576	—		171,386
Other interest-earning assets	75,394	16,306	—		91,700
Total interest income	735,718	402,573	62,636		1,200,927
Interest expense:
Deposits	189,258	174,252	73	(o)	363,583
Borrowings	27,291	108,234	1,649	(m)	137,174
Total interest expense	216,549	282,486	1,722		500,757
Net interest income	519,169	120,087	60,914		700,170
Provision for credit losses	(1,507)	—	28,065	(p)	26,558
Net interest income after provision for credit losses	520,676	120,087	32,849		673,612
Noninterest income (loss)	(139,120)	(44,385)	111,395	(q)	(72,110)
Noninterest expense	345,859	196,214	143,246	(r)	685,319
Earnings (loss) before income taxes	35,697	(120,512)	998		(83,817)
Income tax expense (benefit)	6,698	23,832	280	(s)	30,810
Net earnings (loss)	28,999	(144,344)	718		(114,627)
Earnings (loss) per common share (1)
Basic	451.50	(7.65)			(0.52)
Diluted	451.37	(7.65)			(0.52)
Weighted average common shares
Basic	64,228	18,857,392	201,951,601	(t)	220,873,221
Diluted	64,246	18,857,392	201,951,583	(t)	220,873,221
_________________

(1)
The pro forma combined earnings per share amounts were calculated by totaling the historical earnings of the Company and Mechanics Bank, adjusted for purchase accounting entries, and dividing the resulting amount by the average pro forma shares of the Company and Mechanics Bank, giving effect to the merger as if it had occurred as of the beginning of the period presented. The average pro forma shares of the Company and Mechanics Bank reflect historical basic and diluted shares of the Company, plus historical basic and diluted average shares of Mechanics Bank, as adjusted based on the fixed exchange ratio of 3,301.0920 shares of Class A common stock for each share of common stock, par value $50 per share, of Mechanics Bank designated as voting common stock (“Mechanics Bank voting common stock”), and a fixed exchange ratio of 330.1092 shares of Class B common stock for each share of common stock, par value $50 per share, of Mechanics Bank designated as non-voting common stock (“Mechanics Bank non-voting common stock” and together with Mechanics Bank voting common stock, the “Mechanics Bank common stock”). For the calculation of total estimated shares at the consummation of the merger, see Note 2. The transaction adjustment of 201.9 million is calculated as the hypothetical shares being issued to shareholders of Mechanics Bank of 202.0 million less the existing shares of Mechanics Bank held by shareholders of Mechanics Bank of 64.2 thousand. Potential dilution from common equivalent shares is determined using the treasury stock method, reflecting the potential settlement of stock-based compensation awards resulting in the issuance of additional shares of common stock.

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
Note 1. Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes have been prepared to give pro forma effect to the merger under the acquisition method of accounting with the Company treated as the legal acquirer and Mechanics Bank treated as the accounting acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of the Company (as the accounting acquiree), as of the date of the merger, will be recorded at their respective fair values, and the excess of the fair value of the Company’s net assets over the purchase price consideration will be allocated to a bargain purchase gain. See Note 2 to the unaudited pro forma combined condensed consolidated financial information for detailed calculations of the estimated purchase price.

The merger agreement provides for Mechanics Bank common shareholders to receive 3,301.0920 shares of Class A common stock for each share of Mechanics Bank voting common stock and 330.1092 shares of Class B common stock for each share of Mechanics Bank non-voting common stock they held immediately prior to the merger.

The preliminary purchase price allocation reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded. Adjustments may include, but not be limited to, changes in (i) the Company’s financial condition and operating results through the date of the merger; (ii) total merger-related expenses from amounts included herein; and (iii) the underlying values of assets and liabilities.

The accounting policies of both the Company and Mechanics Bank are in the process of being reviewed in detail, and the Company and Mechanics Bank have not identified all adjustments necessary to conform the respective accounting policies of the Company and Mechanics Bank. As a result, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined condensed consolidated financial information.

Note 2. Purchase Price Determination

The unaudited pro forma combined condensed consolidated statement of financial condition has been adjusted to reflect the preliminary calculation of the estimated purchase price to identifiable net assets acquired. Since the merger will be accounted for as a reverse acquisition, the estimated purchase price was determined in accordance with FASB ASC 805-40-30-2, which provides that the purchase price in a reverse acquisition is determined based on “the number of equity interests the legal acquiree would have had to issue to give the owners of the legal acquirer the same percentage equity interest in the combined entity that results from the reverse acquisition.”

The first step in estimating the purchase price in the merger is to determine the pro forma ownership of the combined company following the merger. The tables below show the calculation to determine the pro forma ownership of the Company common stock following the merger using shares of the Company common stock and Mechanics Bank common stock outstanding at June 30, 2025 and the fixed exchange ratio of 3,301.0920 applied to shares of outstanding Mechanics Bank voting common stock and 330.1092 to shares of outstanding Mechanics Bank non-voting common stock.

	Company	Mechanics Bank
Shares of voting common stock outstanding and converting to shares as of June 30, 2025	19,163,903	60,859
Fixed exchange ratio		3,301.0920
Shares of non-voting common stock outstanding as of June 30, 2025		3,376
Fixed exchange ratio		330.1092
Company shares to be issued to Mechanics Bank shareholders		202,015,832

Pro Forma Company Ownership as of June 30, 2025	Pro Forma Shares	Percentage Ownership
Mechanics Bank shareholders	202,015,832	91.34%
Company shareholders	19,163,903	8.66%
	221,179,735	100%
Pro Forma Ratio of Company to Mechanics Bank		9%

	Number of Shares	Percentage Ownership
Hypothetical Mechanics Bank ownership as of June 30, 2025
Hypothetical number of Mechanics Bank shares issued to Company shareholders	202,015,832	91.34%
Hypothetical Mechanics Bank shares outstanding as of June 30 after issuance	19,163,903	8.66%
	221,179,735	100%

Reverse Acquisition Purchase Price Determination
Hypothetical number of Mechanics Bank shares issued to Company shareholders		19,163,903
Company price per share as of August 29, 2025		$13.87
Hypothetical purchase price for accounting purposes		$265,803,335

Note 3. Preliminary Purchase Price Allocation

The pro forma financial statements include the estimated acquisition accounting entries to record the completion of the merger. The excess of the fair value of net assets acquired, net of deferred taxes over the purchase price, is allocated to a bargain purchase gain. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Core deposit intangible assets of $101.4 million are included in the pro forma adjustments separate from any goodwill and will be amortized using an accelerated method over seven years. An estimated bargain purchase gain of $111.4 million is included in the pro forma adjustments and is not subject to amortization. The purchase price is based on the closing share price of HomeStreet common stock on August 29, 2025, the last trading day before public announcement of the merger.

(in thousands)
Net Assets Identified
Purchase price consideration		$265,803
Fair value of assets acquired:
Cash and cash equivalents	$201,080
Total investment securities	1,030,969
Loans held for sale	48,783
Loans held for investment	5,651,801
Allowance for credit losses	(51,447)
Mortgage servicing rights	106,330
Premises and equipment, net	38,348
Other intangible assets, net	116,424
Other assets	407,520
Total assets acquired	$7,549,808
Fair value of liabilities assumed:
Deposits	$(5,856,199)
FHLB advances	(1,045,449)
Subordinated Debt	(70,444)
Other Borrowings	(105,505)
Accrued interest payable and other liabilities	(95,013)
Total liabilities assumed	$(7,172,610)
Net assets acquired		377,198
Preliminary pro forma bargain purchase gain		$111,395

Note 4. Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All taxable adjustments were calculated using an estimated 28% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change and will be updated as of the date of the merger. As such, the financial statements of the resulting company will differ from the analysis presented above.

(a)
Adjustments to the Company’s held to maturity investments of $12 thousand. The fair value adjustments will be accreted through securities interest income over the estimated lives of the affected securities. The marked securities mature December 2025.

(b)
Adjustments to the Company’s loans held for investment, net of unrecognized deferred costs of $21.9 million, to reflect the estimated credit fair value adjustment of the loan held for investment portfolio of $79.5 million including the PCD gross up mark of $51.4 million and the estimated interest rate fair value adjustment of $231.3 million. The fair value adjustments will be accreted through loan interest income over the estimated lives of the affected loans. The weighted average remaining life of the loan portfolio was estimated at approximately seven years.

(c)
Elimination of the Company’s existing allowance for credit losses on loans of $45.8 million and the recognition of an allowance at close for purchase credit deteriorated (“PCD”) loans of $51.4 million. In addition, an allowance for non-PCD loans of $28.1 million is reflected in the pro forma adjustments and represents the amount that will be recognized in the statement of income immediately following the close of the merger.

(d)	Adjustments to the Company’s facilities of $6.0 million related to real property values.

(e)
Adjustment to eliminate the Company’s core deposit intangibles of $6.2 million related to prior acquisitions and record an estimated core deposit intangible asset associated with the merger of $101.4 million. Core deposit intangible assets recorded as a result of the merger are expected to amortize using an accelerated basis over an estimated life; 7 years for Demand Deposits, 5 years for Money Markets and 6 years for Savings. In addition, there is an adjustment for intangible assets related to the value of the Company’s delegated underwriting and servicing license (“DUS License”) of $15.0 million. The valuation of the DUS License is subject to change once an updated valuation report is available, and may vary considerably from initial valuation amounts.

(f)
Adjustment to net deferred tax assets to reflect the effects of the acquisition accounting adjustments of $63.1 million, an elimination of the Company’s valuation allowance on deferred tax assets of $55.4 million, a fair value adjustment of other real estate owned of $1.2 million.

(g)	Adjustments to the Company’s Certificates of $73 thousand which will accrete over the estimated life of 1 year.

(h)	Adjustments to fair value the Company’s FHLB advances of $5.4 million.

(i)	Adjustments to eliminate unamortized issuance costs of $1.5 million, and to fair value subordinated debt of $29.6 million, long term debt $2.7 million and trust preferred debt $18.6 million.

(j)
Adjustment to eliminate the Company’s reserve for unfunded commitments of $1.1 million and establish a new reserve of $3.5 million in addition to accrued transaction expenses net of tax of $89.9 million.

(k)
Adjustments to eliminate Mechanics Bank’s common stock of $3.2 million, record the hypothetical issuance of Mechanics Bank common stock in excess of par value of $265.8 million, which represents the purchase price consideration, adjustments to eliminate the Company’s retained earnings of $242.1 million, non-PCD allowance for credit losses net of tax of $20.2 million, estimated transaction costs net of tax of $89.9 million and the bargain purchase gain of $111.4 million.

(l)
Net adjustment to interest income to recognize estimated discounted accretion attributable to recording the Company’s loan portfolio at fair value as of the assumed closing date using an estimated life of 7 years.

(m)	Net adjustment to interest expense to recognize estimated discounted amortization attributable to recording the Company’s debt at fair value as of transaction date.

(n)	Adjustment to reverse Company amortization and reflect amortization of acquired identifiable intangible assets based on amortization period of five to seven years using sum of the years digits method.

(o)	Net adjustment to interest expense to recognize estimated discounted amortization attributable to recording the Company’s certificates at fair value.

(p)	Provision expense for estimated lifetime credit losses for non-PCD loans of $28.1 million to be recorded immediately following consummation of the merger.

(q)	Adjustment for the estimated bargain purchase gain of net assets acquired over consideration given.

(r)
Adjustment to reverse Company amortization and reflect amortization of acquired identifiable intangible assets based on amortization over an estimated life; 7 years for Demand Deposits, 5 years for Money Markets and 6 years for Savings using sum of the years digits method. Adjustments for estimated one time transaction costs consisting of rebranding, vendor breakage fees, employee related items such as change-in-control and severance, attorney fees and advisory fees.

(s)	Adjustment to recognize the tax impact related to pro forma adjustments at 28%.

(t)
Adjustment to eliminate Mechanics Bank’s average common shares outstanding during the periods presented and recognize the issuance of approximately 202 million shares of the Company common stock based on Mechanics Bank’s approximately 64 thousand shares outstanding, and 19 million shares of Company common stock and the exchange ratio of 3,301.0920 applied to shares of outstanding Mechanics Bank voting common stock and 330.1092 to shares of outstanding Mechanics Bank non-voting common stock.

(u)	Adjustment of $5.8 million to reflect the fair value of the Company’s mortgage servicing rights that are carried at amortized cost.